Exhibit 16.1

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA
201 N. Palomares St.
Pomona, CA 91767
(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com

            February 17, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Meltdown Massage & Body Works, Inc.’s statements included under Item 4.01 of its Form 8-K filed on February 17, 2009 and we agree with such statements concerning our firm.

ARSHAD M. FAROOQ, JD, CPA

/s/ Arshad M. Farooq
ARSHAD M. FAROOQ, JD, CPA
Pomona, CA
February 17, 2009